As submitted to the Securities and Exchange Commission on September 8, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

ECO-STIM ENERGY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

1389

(Primary Standard Industrial Classification Code Number)

20-8203420

(I.R.S. Employer Identification Number)

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jon Christopher Boswell
2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

(281) 531-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrew W. Smetana

W. Matthew Strock

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, TX 77002

(713) 758-2222

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.001	19,580,420	$1.325	$25,944,056.50	$3,006.92

(1)	Consists of 19,580,420 shares of common stock that the registrant initially issued to the selling stockholders listed herein in a private placement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, with respect to the shares of common stock to be sold by the selling stockholders named in this prospectus, based on the average of the high and low prices of our common stock as reported on the NASDAQ Capital Market on August 31, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 2017

PROSPECTUS

19,580,420 Shares of Common Stock

This prospectus relates to the resale of up to 19,580,420 shares of common stock of Eco-Stim Energy Solutions, Inc., par value $0.001 per share, by the selling stockholders identified in this prospectus that were originally issued to such selling stockholders in a private placement. We are not selling any securities under this prospectus or any supplement to this prospectus. For more information relating to the selling stockholders, see the section entitled “Selling Stockholders.” Selling stockholders that are affiliates of us may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and, as a result, may be deemed to be offering securities, indirectly, on our behalf.

The selling stockholders may from time to time, in one or more offerings, offer all or part of the shares for resale in public or private transactions, through one or more underwriters, dealers or agents, or directly to investors, at either prevailing market prices or at privately negotiated prices or through other means described in the section entitled “Plan of Distribution.” This prospectus describes the general terms of the common stock and the general manner in which the selling stockholders may offer them.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We are paying all of the registration expenses incurred in connection with the registration of the shares including fees and expenses of one counsel for the selling stockholders participating in such registration as a group, and we will not pay any of the selling commissions, stock transfer taxes and related expenses.

Our common stock is listed on The NASDAQ Capital Market under the symbol “ESES.” On September 7, 2017 the last reported sale price of our common stock was $1.45 per share. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of August 31, 2017 based on such price per share was $33.22 million, and the amount of all securities offered by us pursuant to General Instruction I.B.6 to Form S-3 during the prior 12 month period that ends on, and includes, the date of this prospectus was $1.25 million. You are urged to obtain current market quotations for the common stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. The prospectus supplement may add, update or change information contained in this prospectus. You should read this entire prospectus, including the documents incorporated by reference, and any amendments or supplements carefully before you make your investment decision.

Entities affiliated with Fir Tree Inc. own approximately 67.3% of our common stock as of August 31, 2017 prior to giving effect to this offering.

Investing in our common stock involves a high degree of risk. You should carefully consider each of the risk factors referred to under “Risk Factors” beginning on page 2 of this prospectus, contained in the applicable prospectus supplement, our most recent Annual Report on Form 10-K and in our other reports we file with the Securities and Exchange Commission before you make an investment decision in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is          , 2017

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus or any supplement to this prospectus may, from time to time, offer and sell the common stock described in this prospectus in one or more offerings. This prospectus generally describes Eco-Stim Energy Solutions, Inc. and the common stock that our selling stockholders may offer. We may file a prospectus supplement that contains specific information about the terms of a particular offering of common stock by the selling stockholders. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add or update in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, including “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” any applicable prospectus supplement, and any related free writing prospectus, together with the information incorporated by reference in the foregoing, before buying any of the common stock being offered.

You should rely only on the information contained in this prospectus, any prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus or any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below.

Unless the context indicates otherwise, the terms “EcoStim,” “Company,” “we” and “our” in this prospectus refer to Eco-Stim Energy Solutions, Inc. and its consolidated subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

INDUSTRY AND MARKET DATA

A portion of the market data and certain other statistical information used in this prospectus or the information incorporated by reference herein is based on independent industry publications, government publications or other published independent sources. Although we believe these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information. Some data is also based on our good faith estimates and our management’s understanding of industry conditions. While we are not aware of any misstatements regarding our market, industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

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PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully before making an investment decision, including the information presented in “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and our consolidated financial statements and related notes thereto incorporated by reference to this prospectus.

Our Company

We are a technology-driven independent oilfield services company providing well stimulation, coiled tubing and field management services to the upstream oil and gas industry. We are focused on reducing the ecological impact and improving the economic performance of the well stimulation process in “unconventional” drilling formations. We serve major, national and independent oil and natural gas exploration and production companies around the world, and we offer products and services with respect to the various phases of a well’s economic life cycle. We have assembled technologies and processes that have the ability to (1) reduce the surface footprint, (2) reduce emissions and (3) conserve fuel and water during the stimulation process. Our focus is to bring these technologies and processes to the most active shale resource basins both domestically and outside of North America using our technology to differentiate our service offerings. We do business primarily in the United States and Argentina.

Our first operation began in December 2014 in Argentina, home of the Vaca Muerta shale formation, one of the world’s largest shale resource basins as measured by technically recoverable reserves. We announced that the Company’s first U.S. contract became operational in May 2017. In July 2017, we announced the Company’s entry into a second U.S. contract. We may also explore opportunistic acquisitions and/or joint ventures with established companies in target markets.

Our management team has extensive experience in operating well stimulation fleets, coiled tubing units and other downhole completion equipment, as well as providing “sweet spot” analysis and downhole diagnostic analysis in shale resource basins. We expect to leverage our management’s experience and historical local relationships in undersupplied markets to pursue profitable long-term contracts. We expect to compete for business with a limited number of other service companies based on technical capability, quality of equipment, local experience and existing relationships rather than solely on price.

Corporate History

Vision Global Solutions, Inc. (“Vision”) was formed as a Nevada corporation on November 20, 2003 in connection with the domestication of Outer Edge Holdings, Inc. from the Province of Ontario to Nevada. Such domestication was completed on January 7, 2005. On December 11, 2013, Vision acquired FracRock International, Inc., a privately held Delaware corporation (“FRI”), which resulted in a change of control of the Company. Pursuant to that certain Agreement and Plan of Reorganization dated as of September 18, 2013, by and among Vision, FRI Merger Sub, Inc., a newly formed wholly owned Delaware subsidiary of Eco-Stim (“MergerCo”), and FRI, MergerCo merged with and into FRI, with FRI surviving the merger as a wholly owned subsidiary of the Company, which was re-named Eco-Stim Energy Solutions, Inc. On May 5, 2014, FRI merged with and into Eco-Stim, with Eco-Stim surviving such merger.

Frac Rock International, Inc., a predecessor of the Company, was incorporated as a British Virgin Island company (“FRIBVI”) on December 30, 2011. On October 4, 2013, FRIBVI merged with and into FRI pursuant to an Amended and Restated Agreement and Plan of Merger.

Corporate Information

The Company is a Nevada corporation. Our principal executive offices are located at 2930 W. Sam Houston Pkwy N., Suite 275 Houston, Texas 77043, and our main telephone number at that address is (281) 531-7200. Our website is available at www.ecostim-es.com. Information contained on or available through our website is not part of or incorporated by reference into this prospectus or any other report we may file with the SEC.

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RISK FACTORS

An investment in our common stock involves a number of risks. You should carefully consider the risks described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on March 10, 2017, the risks described in “Part II—Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017 filed with the SEC on May 15, 2017, the risks described in “Part II—Item 1A—Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2017 filed with the SEC on August 11, 2017, and in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. These risks and uncertainties described below and in our SEC filings are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.

If any of the risks or uncertainties described below, in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline and you could lose part or all of your investment. You should bear in mind, in reviewing this prospectus, that past experience is no indication of future performance. You should read the section titled “Cautionary Statements Regarding Forward-Looking Statements” for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934 (the “Exchange Act”). All statements, other than statements of historical facts that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements that relate to, among other things, our:

●	future financial and operating performance and results;

●	business strategy and budgets;

●	technology;

●	financial strategy;

●	amount, nature and timing of capital expenditures;

●	competition and government regulations;

●	operating costs and other expenses;

●	cash flow and anticipated liquidity;

●	property and equipment acquisitions and sales; and

●	plans, forecasts, objectives, expectations and intentions.

All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “would,” “should,” “believe,” “anticipate,” “plan,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the anticipated future results or financial condition expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include but are not limited to:

●	the cyclical nature of the oil and natural gas industry;

●	the potential for our oil-company customers to backward-integrate by starting their own well service operations;

●	the potential for excess capacity in the oil and natural gas service industry;

●	dependence on the spending and drilling activity by the onshore oil and natural gas industry;

●	competition within the oil and natural gas service industry;

●	concentration of our customer base and fulfillment of existing customer contracts;

●	our ability to maintain pricing and obtain contracts;

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●	deterioration of the credit markets;

●	our ability to raise additional capital to fund future and committed capital expenditures;

●	increased vulnerability to adverse economic conditions due to indebtedness;

●	our limited operating history on which investors may evaluate our business and prospects;

●	our ability to obtain raw materials and specialized equipment;

●	technological developments or enhancements;

●	asset impairment and other charges;

●	our identifying, making and integrating acquisitions;

●	our major stockholders and management control over stockholder voting;

●	loss of key executives;

●	the ability to employ skilled and qualified workers;

●	work stoppages and other labor matters;

●	hazards inherent to the oil and natural gas industry;

●	inadequacy of insurance coverage for certain losses or liabilities;

●	delays in obtaining required permits;

●	our ability to import equipment into Argentina on a timely basis;

●	legislation and regulations affecting the oil and natural gas industry or aspects of our business, including future legislative and regulatory developments;

●	legislation and regulatory initiatives relating to well stimulation;

●	future legislative and regulatory developments;

●	foreign currency exchange rate fluctuations;

●	effects of climate change;

●	volatility of economic conditions in Argentina;

●	market acceptance of turbine pressure pumping technology;

●	the profitability for our customers of shale oil and gas as commodity prices decrease;

●	risks associated with the start-up of new business operations in a new country, such as the inability to hire sufficient qualified employees, obtain necessary machinery and equipment needed to operate and our ability to obtain operating permits in time;

●	geographical, economic and other risks of doing business in Argentina and the United States; and

●	costs and liabilities associated with environmental, health and safety laws, including any changes in the interpretation or enforcement thereof.

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We believe that it is important to communicate our expectations of future performance to our investors. However, events may occur in the future that we are unable to accurately predict, or over which we have no control. We caution you against putting undue reliance on forward-looking statements or projecting any future results based on such statements. When considering our forward-looking statements, you should keep in mind the cautionary statements in, or incorporated by reference into, this prospectus, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those contained in any forward-looking statement.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section and any other cautionary statements that may accompany such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

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USE OF PROCEEDS

The shares of common stock offered by this prospectus will be sold or distributed by the selling stockholders. See “Selling Stockholders.” We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

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SELLING STOCKHOLDERS

This prospectus covers the offering for resale by the selling stockholders identified below of up to 19,580,420 shares of our common stock initially issued to the selling stockholders in a private placement. The selling stockholders may from time to time offer and sell any or all of our shares pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in our shares other than through a public sale.

On August 8, 2017, the selling stockholders purchased an aggregate of 19,580,420 shares of our common stock in a private placement. The offer and sale of such shares of common stock was exempt from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. We entered into a registration rights agreement with the selling stockholders in connection with the private placement. Pursuant to the registration rights agreement, we are registering these 19,580,420 shares of our common stock for sale by the selling stockholders.

Certain of the selling stockholders are affiliated with Fir Tree Inc., which, together with its affiliates (collectively, “Fir Tree”) beneficially own 67.3% of our outstanding common stock as of August 31, 2017, prior to giving effect to this offering. In addition, pursuant to our Amended and Restated Stockholder Rights Agreement, dated as of March 3, 2017, FTP SOF Holdings VII LLC and other Fir Tree affiliates have a contractual right to nominate three members of the Company’s Board of Directors, and three of the current members of the Company’s Board of Directors are related to Fir Tree.

Certain selling stockholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed underwriting commissions.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares that each selling stockholder may offer pursuant to this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of August 31, 2017 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentages of ownership are based on 74,363,796 shares of common stock outstanding as of August 31, 2017.

Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Shares Beneficially Owned After the Offering.” We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

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Selling Stockholder	Numbers of Shares of Common Stock Beneficially Owned prior to Offering	Maximum Number of Shares of Common Stock to be Offered	Numbers of Shares of Common Stock Beneficially Owned after Offering(14)	Percent Ownership after Offering
aLTA FUNDAMENTAL ADVISORS llc (1)	699,300	699,300	-	*
Bienville capital management llc (2)	5,902,611	1,923,077	3,979,534	5.4%
BLR Partners, lp (3)	1,748,251	1,748,251	-	*
BRC PARTNERS OPPORTUNITY FUND, LP (4)	1,423,604	1,398,604	25,000	*
BROWN CAYMAN I (5)	174,825	174,825	-	*
CAPSTONE VOLATILITY MASTER (CAYMAN) LTD. (6)	1,048,951	1,048,951	-	*
FIR TREE, INC. (7)	50,025,278	9,456,056	40,569,222	54.6%
GREEN TURTLE PARTNERS, LP (8)	500,000	500,000	-	*
IROQUOIS MASTER FUND LTD (9)	100,000	100,000	-	*
JEC II ASSOCIATES, LLC (10)	524,475	524,475	-	*
bernard t. selz 2008 15 year clat (11)	350,000	350,000	-	*
THE SURVIVOR’S TRUST UNDER THE RILEY FAMILY TRUST (12)	250,000	250,000	-	*
Victory capital management inc. (13)	1,588,118	1,406,881	181,237	*
TOTAL		19,580,420

*	Indicates less than 1%.

(1)	Includes 221,678 shares held by Alta Fundamental Advisors Master LP, 346,713 shares held by Blackwell Partners LLC – Series A, and 130,909 shares held by Star V Partners LLC. Voting and dispositive power over such shares is held by Alta Fundamental Advisers LLC as investment adviser. The business address of Alta Fundamental Advisors LLC is 777 Third Avenue, Suite 19A, New York, NY 10017.

(2)	BAOF GP 2.0 LLC, which is the general partner of Bienville Argentina Opportunities Fund 2.0, LP (the “Bienville Argentina Fund”), and Bienville Capital Management, LLC, the investment manager of Bienville Argentina Fund could be deemed to be indirect beneficial owners of the reported shares. William Herbert Stimpson II and Michael Cullen Thompson, Jr. (the “Managers”) and Donald Stoltz, III as portfolio manager of Bienville Capital Management, LLC could also be deemed to be indirect beneficial owners of the reported shares as managers of Bienville Capital Management, LLC. Bienville Capital Management, LLC, the Managers and Donald Stoltz, III disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The business address of Bienville Argentina Fund is 521 Fifth Avenue, 35th Fl, New York City, NY 10175.

(3)	BLRPart, LP (“BLRPart GP”), as the general partner of BLR Partners LP (“BLR Partners”), may be deemed the beneficial owner of the securities owned by BLR Partners. BLRGP Inc. (“BLRGP”), as the general partner of BLRPart GP, may be deemed the beneficial owner of the securities owned by BLR Partners. Fondren Management, LP (“Fondren Management”), as the investment manager of BLR Partners, may be deemed the beneficial owner of the securities owned by BLR Partners. FMLP Inc. (“FMLP”), as the general partner of Fondren Management, may be deemed the beneficial owner of the securities owned by BLR Partners. Bradley L. Radoff, as the sole shareholder and sole director of each of BLRGP and FMLP, may be deemed the beneficial owner of the securities owned by BLR Partners. The business address of BLR Partners LP is 1177 West Loop S, Ste 1625, Houston, TX 77027.

(4)	Bryan Riley, as chief executive officer of B. Riley Capital Management, LLC and Tom Kelleher, as president of B. Riley Capital Management, LLC could be deemed to be indirect beneficial owners of the reported shares. The business address of BRC Partners Opportunity Fund, LP is 11100 Santa Monica Blvd, Ste 800, Los Angeles, CA 90025.

(5)	Voting and dispositive power over securities owned by Brown Cayman I is held by Brown University. Dan McCollum as the managing director of the Brown University Investment Office may be deemed to be an indirect beneficial owner of the reported shares. Joseph L. Dowling III, Jane A. Dietze and Erica Nourjian may also be deemed to be indirect beneficial owners of the reported shares. Dan McCollum, Joseph L. Dowling III, Jane A. Dietze and Erica Nourjian disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The business address of Brown Cayman I is 121 South Main Street 9th Floor, Providence, RI 02903.

(6)	Voting and dispositive power over securities owned by Capstone Volatility Master (Cayman) Limited is held by Ian Cross as the portfolio manager. The business address of Capstone Volatility Master (Cayman) Limited is 250 Greenwich Street, 30th Floor, 7 World Trade Center, New York, NY 10007.

(7)	Includes 4,113,803 shares held by Fir Tree Capital Opportunity Master Fund, LP, 2,191,466 shares held by Fir Tree Capital Opportunity Master Fund III, LP, 750,593 shares held by FT SOF IV Holdings, LLC and 42,969,416 shares held by FT SOF VII Holdings, LLC (collectively, “Fir Tree Funds”), of which up to 4,113,803 shares held by Fir Tree Capital Opportunity Master Fund, LP, 2,191,466 shares held by Fir Tree Capital Master Opportunity Fund III, LP, 750,593 shares held by FT SOF IV Holdings, LLC, and 2,400,194 shares held by FT SOF VII Holdings, LLC may be offered pursuant to this prospectus. Fir Tree Inc. serves as the investment manager of each of the Fir Tree Funds and has been granted investment discretion over portfolio investments, including the Common Stock held by the Fir Tree Funds. The business address of the Fir Tree Funds and Fir Tree Inc. is c/o Fir Tree Inc., 55 West 46th Street, New York, New York 10036.

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(8)	Voting and dispositive power over securities owned by Green Turtle Partners, LP is held by J. Storey Charbonnet, as managing member of Green Turtle Partners, LP. The business address of Green Turtle Partners, LP is 639 Loyola Avenue, Suite 2775, New Orleans, LA 70113.

(9)	Voting and dispositive power over securities owned by Iroquois Master Fund LTD is held by Richard Abbe, as director of Iroquois Master Fund LTD. The business address of Iroquois Master Fund LTD is c/o Iroquois Capital Management, LLC, 205 East 42nd Street, 20th Floor, New York, NY 10017.

(10)	Michael Torok and K. Peter Heiland may be deemed beneficial owners with voting and dispositive power over securities owned by JEC II Associates, llc. The business address for JEC II Associates, LLC is 68 Mazzeo Dr., Randolph, MA 02368.

(11)	Voting and dispositive power over securities owned by Bernard T. Selz 2008 15 Year CLAT (“Selz”) is held by Bernard Selz as settlor. The business address for Selz is 1370 Avenue of the Americas, 24th Floor, New York, NY 10019.

(12)	Voting and dispositive power over securities owned by Survivor’s Trust Under The Riley Family Trust U/A 6/20/1989 is held by Richard Riley, as Trustee. The business address of Survivor’s Trust Under The Riley Family Trust U/A 6/20/1989 is 133 Shorecliff Road, Corona Del Mar, CA 92625.

(13)	Includes 4,193 shares held by Robert E. Crosby, 8,453 shares held by Tony Dong, 70,556 shares held by Healthcare Providers Insurance Company, RRG, and 1,323,679 shares held by the State Treasurer of the State of Michigan. Voting power over securities owned by Robert E. Crosby is held by KeyBank National Association. Victory Capital Management Inc., as investment adviser, has discretionary dispositive power over and could be deemed to be an indirect beneficial owner of the shares held by Robert E. Crosby, Tony Dong, Healthcare Providers Insurance Company, RRG, and the State Treasurer of the State of Michigan. The business address of Victory Capital Management Inc. is 4900 Tiedeman Road, Brooklyn, OH 44144.

(14)	Assumes that selling stockholders sell all shares they are eligible to sell pursuant to this prospectus.

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DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. At August 31, 2017, we had 74,363,796 shares of common stock and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends, subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not declared or paid any cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. There are no redemption or sinking fund provisions applicable to the common stock. In connection with certain new issuances of common stock by us, so long as Fir Tree beneficially owns at least 10% of the issued and outstanding Common Stock (calculated on a fully diluted basis), Fir Tree will have a pre-emptive right to purchase an amount of Common Stock to be issued by the Company necessary to ensure Fir Tree’s beneficial ownership does not decrease as a result of such new issuance. As described below under “Stockholder Rights Agreement”, subject to the same conditions and certain exceptions, Fir Tree and the Specified Stockholders (as defined therein) will have rights of first refusal and tag-along rights to any proposed transfer of Common Stock. Except for the foregoing, holders of our common stock have no preemptive or subscription rights to purchase any of our securities.

Other than Fir Tree, stockholders affiliated with Bienville Capital Management, LLC (“Bienville”) and the selling stockholders, the holders of our common stock have no demand registration rights or piggyback registration rights.

Preferred Stock

The authorized preferred stock is issuable in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by shareholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the stock could depress the market price of the common stock.

Anti-Takeover Provisions

Some provisions of Nevada law, and our amended and restated articles of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of our Company by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of our Company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Among other things, our amended and restated articles of incorporation and/or amended and restated bylaws:

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●	establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Our amended and restated bylaws also specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

●	provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our Company;

●	provide that the authorized number of directors may be changed only by resolution of the majority of the total number of authorized directors;

●	provide that all vacancies, including newly created directorships, must be filled by the election of the board of directors;

●	provide that, at a minimum, our amended and restated articles of incorporation and amended and restated bylaws may only be amended by the affirmative vote of the majority of our board of directors or the affirmative vote of shareholders holding a majority of our shares, subject to the occurrence of certain events (for more details, see Article VII of our amended and restated articles of incorporation and Article 7 of our amended and restated bylaws); and

●	provide that special meetings of our stockholders may only be called by the board of directors or by shareholders owning at least 10% of our voting shares.

Stockholder Rights Agreement

On March 7, 2017, the Company entered into an Amended and Restated Stockholder Rights Agreement with Fir Tree and the certain other stockholders party thereto (the “Specified Stockholders”). Such agreement was amended on July 6, 2017 and August 25, 2017 (as amended, the “A&R Stockholder Rights Agreement”).

Pursuant to the A&R Stockholder Rights Agreement, Fir Tree currently has the right to nominate at least three individuals for election to the board of directors of the Company (the “Board”) for so long as Fir Tree beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis). On March 7, 2017, Messrs. David Proman, Andrew Teno, and Andrew Colvin were appointed to the Board pursuant to the foregoing contractual requirements.

A director nominated by Fir Tree may only be removed, with or without cause, upon Fir Tree’s written request. Fir Tree also has the right to designate for nomination a substitute designee should a vacancy on the Board be created due to the death, disability, retirement, resignation or removal of any of its previously appointed designees.

So long as Fir Tree beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), certain key actions of the Company, including but not limited to, changes in numbers of directors, sale of all or substantially all assets of the Company or issuance of a new class of capital stock, will require approval by a majority of the Board, including the affirmative vote of at least 2 directors appointed by Fir Tree.

So long as Fir Tree beneficially owns at least 5% of the issued and outstanding Common Stock (calculated on a fully diluted basis), the Company will have an audit committee, a compensation committee, and a nominating committee and will designate at least one director nominated by Fir Tree to each such committee. Mr. Teno was appointed by the Board as a member of the Company’s compensation committee, and Mr. Proman was appointed by the Board as a member of the Company’s nominating committee, pursuant to the foregoing contractual requirements.

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So long as Fir Tree beneficially owns at least 10% of the issued and outstanding Common Stock (calculated on a fully diluted basis), Fir Tree will have a pre-emptive right to purchase an amount of Common Stock to be issued by the Company necessary to ensure Fir Tree’s beneficial ownership does not decrease as a result of such new issuance. Subject to the same conditions and certain exceptions, Fir Tree and certain “Specified Stockholders” described in the A&R Stockholder Rights Agreement will have rights of first refusal and tag-along rights to any proposed transfer of Common Stock held by the parties to the A&R Stockholder Rights Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Stockholder Rights Agreement and related amendments, which are filed as (i) Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 9, 2017, (ii) Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 7, 2017, and (iii) Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 25, 2017, each of which are incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On March 7, 2017, the Company entered into a Registration Rights Agreement with Fir Tree, which was amended and restated pursuant to the Amended and Restated Registration Rights Agreement dated as of July 6, 2017 (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company granted certain registration rights to Fir Tree and an affiliate of Bienville with respect to the shares of Common Stock held by them (the “Registrable Securities”), including those shares of Common Stock issuable to Fir Tree upon the conversion of convertible promissory notes issued by the Company that were converted for shares of common stock on June 20, 2017. Under the A&R Registration Rights Agreement, Fir Tree and such affiliate of Bienville have certain customary registration rights, including demand rights and piggyback rights, subject to certain underwriter cutbacks and issuer blackout periods. The Company will pay all fees and expenses relating to the registration and disposition of the Registrable Securities in compliance with the Company’s obligations under the Registration Rights Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement and related amendments, which are filed as (i) Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 7, 2017, and (ii) Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on August 3, 2017, both of which are incorporated herein by reference.

PIPE Registration Rights Agreement

In connection with the private placement in which the selling stockholders acquired the shares being offered for resale pursuant to this prospectus, the Company, Fir Tree and the other selling stockholders entered into a Registration Rights Agreement as of August 2, 2017 that became effective as of August 8, 2017 (the “PIPE Registration Rights Agreement”). Under the PIPE Registration Rights Agreement, the Company agreed to (i) use its reasonable best efforts to file a Registration Statement (“Shelf Registration Statement” as defined in the PIPE Registration Rights Agreement) with the SEC no later than sixty (60) days following the closing of the private placement,, to be effective no later than one hundred twenty (120) days following the closing of the private placement. In addition, the PIPE Registration Rights Agreement provides holders of Registrable Securities (as defined in the PIPE Registration Rights Agreement) piggyback registration rights, subject to certain underwriter cutbacks and issuer blackout periods. The Company will pay all fees and expenses relating to the registration and disposition of the Registrable Securities in compliance with the Company’s obligations under the PIPE Registration Rights Agreement.

The foregoing description is qualified in its entirety by reference to the PIPE Registration Rights Agreement, which is filed as Exhibit 10.2 to the Current Report on Form 8-K filed on August 3, 2017, and incorporated herein by reference.

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Transfer Agent and Registrar

Computershare Trust Company, N.A. acts as the transfer agent and registrar for our common stock.

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PLAN OF DISTRIBUTION

The selling stockholders may from time to time offer and sell, separately or together, some or all of the shares of common stock owned by them and covered by this prospectus. If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	in the over-the-counter market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	directly to one or more purchasers;

●	through agents; or

●	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

●	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

●	ordinary brokerage transactions; or

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

As of the date of the filing of the registration statement of which this prospectus is a part, the selling stockholders had not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities covered by this prospectus. At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus.

If underwriters are used in the sale of any securities, an underwriting agreement will be executed with the underwriter at the time of sale and we will identify any underwriters or agents and describe their compensation in a prospectus supplement used to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

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To the extent the selling stockholders may be deemed to be underwriters, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of, purchases by the selling stockholders or other persons or entities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making and certain other activities with respect to those securities.

In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the shares and the ability of any person to engage in market-making activities with respect to the securities.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Agents and underwriters may be entitled under agreements entered into with us and the selling stockholders to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, may engage in transactions with, or perform services for, us and the selling stockholders in the ordinary course of business. The specific terms of any lock-up provisions in respect of any given offerings will be described in the applicable prospectus supplement.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In addition, the selling stockholders may transfer the shares by other means not described in this prospectus.

Certain entities that may act as underwriters and their respective affiliates may have, from time to time, performed, and may perform in the future, various financial advisory and investment banking services for us, the selling stockholders and affiliates, for which they received or will receive customary fees and expenses.

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LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Woodburn and Wedge, our Nevada counsel. If certain legal matters in connection with an offering of the shares made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

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EXPERTS

The consolidated financial statements of Eco-Stim Energy Solutions, Inc. as of December 31, 2016 and 2015 and for the years then ended, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by Whitley Penn LLP, an independent registered public accounting firm, as stated in their report, which is incorporated here by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of the contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of these materials may be obtained, upon payment of a duplicating fee, from the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We expect to make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. The address of our website is www.ecostim-es.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

We incorporate by reference the documents listed below and the registration statement of which this prospectus forms a part of the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed on March 17, 2017;

●	our Current Reports on Form 8-K filed on March 9, 2017, April 18, 2017, April 27, 2017, May 9, 2017, June 16, 2017, June 21, 2017, July 7, 2017, July 19, 2017, August 3, 2017, August 10, 2017, August 18, 2017, and August 25, 2017 (excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit);

●	our Quarterly Reports on Form 10-Q filed on May 15, 2017 and August 10, 2017;

●	our definitive Proxy Statement on Schedule 14A filed on May 15, 2017;

●	our supplement to our definitive Proxy Statement on Schedule 14A filed on June 8, 2017; and

●	the description of our common stock included in our Form 8-A (File No. 001-36909), filed with the Commission on April 8, 2015, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

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We also incorporate by reference any documents we may file pursuant to the Exchange Act after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed, from the date of this prospectus until we sell all of the securities we are offering or the termination of the offering under this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Eco-Stim Energy, Inc., Attention: Investor Relations, 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043; telephone 281-531-7200; E-mail: investorrelations@ecostim-es.com.

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PROSPECTUS

19,580,420 Shares of Common Stock

PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemized statement of the amounts of all expenses (excluding underwriting discounts and commissions) payable by us in connection with the registration of the common stock offered hereby.

Securities and Exchange Commission registration fee		$3,007
Transfer Agent Fees		*
Accounting fees and expenses		*
Legal fees and expense		*
Financial printing		*
Total	$	*

*	The estimated expenses are not presently known. To be provided by amendment.

Item 15. Indemnification of Directors and Officers

The Nevada Revised Statutes permits the indemnification of directors, employees, officers and agents of Nevada corporations. Our amended and restated articles of incorporation and bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada. In addition, we have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we will indemnify each of our directors and certain of our executive officers to the fullest extent permitted by Nevada law.

Subsection 7 of Section 78.138 of the Nevada Revised Statutes provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls unless a provision in the corporation’s articles of incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.7502 of the Nevada Revised Statutes further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Revised Statutes provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the shareholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Revised Statutes provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Revised Statutes provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Revised Statutes, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

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Item 16. Exhibits

The exhibits to the registration statement are listed in the exhibit index attached hereto and are incorporated herein by reference.

Item 17. Undertakings

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 8, 2017.

ECO-STIM ENERGY SOLUTIONS, INC.

By:	/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

By:	/s/ Alexander Nickolatos
Alexander Nickolatos
Principal Financial Officer, Principal Accounting Officer and Assistant Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alexander Nickolatos and Craig Murrin, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act which relates to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Jon Christopher Boswell	Director, President and Chief Executive Officer	September 8, 2017
Jon Christopher Boswell

/s/ Alexander Nickolatos	Principal Financial Officer, Principal Officer and Accounting Assistant Secretary	September 8, 2017
Alexander Nickolatos

/s/ Bjarte Bruheim	Director	September 8, 2017
Bjarte Bruheim

/s/ Andrew Colvin	Director	September 8, 2017
Andrew Colvin

/s/ Christopher Krummel	Director	September 8, 2017
Christopher Krummel

/s/ Timothy Reynolds	Director	September 8, 2017
Timothy Reynolds

/s/ Andrew Teno	Director and Chairman of the Board	September 8, 2017
Andrew Teno

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on November 26, 2013).
3.2	Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of March 2, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on March 9, 2017)
3.3

First Amendment to Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of July 6, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on July 7, 2017)

3.4

Second Amendment to Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of August 2, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 3, 2017)

3.5

Third Amendment to Second Amended and Restated Bylaws of Eco-Stim Energy Solutions, Inc., effective as of August 25, 2017 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on August 25, 2017)

4.1

Amended and Restated Stockholder Rights Agreement entered into as of March 3, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on March 3, 2017)

4.2

First Amendment to Amended and Restated Stockholder Rights Agreement entered into as of June 6, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on July 7, 2017)

4.3

Second Amendment to Amended and Restated Stockholder Rights Agreement entered into as of August 25, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K filed on August 25, 2017

4.4

Amended and Restated Registration Rights Agreement, dated July 6, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on July 7, 2017)

4.5

First Amendment to Amended and Restated Registration Rights Agreement, dated as of August 2, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.3 to our Current Report on Form 8-K filed on August 3, 2017).

4.6

Registration Rights Agreement entered into as of August 2, 2017 and effective as of August 8, 2017, by and among Eco-Stim Energy Solutions, Inc. and the parties named therein (incorporated by reference to Exhibit 10.2 to our Current Report on Form 8-K filed on August 3, 2017).

*5.1	Opinion of Woodburn and Wedge as to the legality of the securities being registered.

*23.1	Consent of Independent Registered Public Accounting Firm (Whitley Penn LLP).

23.2	Consent of Woodburn and Wedge (contained in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages).

*	Filed herewith.

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